Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-173318 on Form N-2 of our report dated May 20, 2011 (June 29, 2011 as to Note 8), relating to the financial statements of Churchill Financial BDC Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

June 30, 2011